Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

5E Advanced Materials, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 8, 2021, relating to the consolidated financial statements of American Pacific Borates LTD appearing in the Company’s Form 10 filed with the Securities and Exchange Commission on March 7, 2022.

/s/ BDO USA, LLP

Spokane, Washington

April 5, 2022